Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Municipal Income Fund, Inc.
33-20468, 811-05488

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007;
at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new
 Investment
 management agreement

 Common Shares


   For

             4,394,472

   Against

                161,217

   Abstain

                124,673

   Broker Non-Votes

             1,428,588

      Total

             6,108,950



Approval of the Board
Members was reached as
 follows:


Timothy R. Schwertfeger


   For

             6,930,114

   Withhold

                178,786

      Total

             7,108,900

Judith M. Stockdale

   For

             6,925,887

   Withhold

                183,013

      Total

             7,108,900

Carole E. Stone


   For

             6,921,149

   Withhold

                187,751

      Total

             7,108,900

To ratify the selection of
 Ernst & Young LLP as
the independent
registered public
accounting firm for the
current fiscal year

   For

             5,985,734

   Against

                  47,152

   Abstain

                  76,064

      Total

             6,108,950


Proxy materials are herein
incorporated by reference
to the SEC filing on August 22,
2007, under
Conformed Submission Type
DEF 14A, accession
number 0000950137-07-012858.